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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. __________) of Cal Dive International, Inc. of our report dated November 13, 2002 relating to the Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Property Purchased from Shell Oil Company, which appears in the Cal Dive International, Inc. Current Report on Form 8-K dated November 13, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2003